Highbury Financial Inc. Announces Impairment Charge

DENVER - February 14, 2008 - Highbury Financial Inc. ("Highbury") (OTCBB: HBRF, HBRFW, HBRFU), an investment management holding company, announced today that management has concluded a material non-cash impairment charge is required under U.S. generally accepted accounting principles to reduce the carrying value of the intangible asset related to the Investment Advisory Agreement between Aston Asset Management LLC and the Aston Funds to its estimated fair value.  This impairment charge is a result of net asset outflows from the Aston Funds and recent negative market performance.

The Company currently estimates it will record a total non-cash charge of approximately $4.1 million in the fourth quarter of its 2007 fiscal year attributable to this impairment. The Company is in the process of completing its financial statements for fiscal year 2007, and its estimate is subject to change based on completion of this process.

This impairment will not result in any current or future cash expenditures.

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. Highbury pursues acquisition opportunities and seeks to establish accretive partnerships with high quality investment management firms. Highbury's strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury's shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. Highbury seeks to augment and diversify its sources of revenue by asset class, investment style, distribution channel, client type and management team. Highbury intends to fund acquisitions with retained net income or the issuance of debt or equity. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government actions; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (4) changing conditions in global financial markets generally and in the equity markets particularly, and decline or lack of sustained growth in these markets; (5) Highbury's business strategy and plans; (6) the introduction, withdrawal, success and timing of business initiatives and strategies; (7) harm to Highbury's reputation; (8) fluctuations in customer demand; (9) management of rapid growth; (10) the impact of fund performance on redemptions; (11) changes in investors' preference of investing styles; (12) changes in or loss of sub-advisers; (13) the impact of increased competition; (14) the results of future financing efforts; (15) the impact of future acquisitions or divestitures; (16) the relative and absolute investment performance of Highbury's investment products; (17) investment advisory agreements subject to termination or non-renewal; (18) a substantial reduction in fees received from third parties; (19) Highbury's success in finding or acquiring additional investment management firms on favorable terms and consummating acquisitions of investment management firms; (20) the ability to retain major clients; (21) the ability to attract and retain highly talented professionals; (22) significant limitations or failure of software applications; (23) expenses subject to significant fluctuations; and (24) the impact, extent and timing of technological changes and the adequacy of intellectual property protection.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

CONTACT:
Highbury Financial Inc.
Richard S. Foote, 212-688-2341
President and Chief Executive Officer